Registration No.333-190348

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 2

TO

REGISTRATION STATEMENT ON FORM S-4

on

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORNING NATURAL GAS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

New York	16-0397420
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

330 W. William St.

Corning, New York 14830

(607) 936-3755

(Address, including zip code, and telephone number,

including area code,of registrant's principal executive offices)

Dividend Reinvestment Plan

Michael I. German

President and Chief Executive Officer

Corning Natural Gas Holding Corporation

330 W. William St.

Corning, New York 14830

(607) 936-3755

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copy to:

Deborah J. McLean

John D. Moragne

Nixon Peabody LLP

1300 Clinton Square

Rochester, New York 14604

(585) 263-1307

dmclean@nixonpeabody.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Post-Effective Amendment No. 2 to the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with divided or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. __[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [_]

If this Form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "Large accelerated filer," "accelerated filer" and "Smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer__[_]	Accelerated filer__[_]
Non-accelerated filer __[_]	Smaller reporting company__[X]

EXPLANATORY NOTE

On August1, 2013, Corning Natural Gas Holding Corporation filed a Registration Statement on Form S-4 (No. 333-190348) with the Securities and Exchange Commission to register shares of its Common Stock, par value $0.01 per share, issuable in exchange for the outstanding common stock, par value $5.00 per share, of Corning Natural Gas Corporation (the "Gas Company") in connection with the formation of a holding company structure and the shares of registrant's Common Stock issuable pursuant to the Gas Company's Amended and Restated 2007 Stock Plan and the Dividend Reinvestment Plan, each as amended, which the registrant assumed in the share exchange. Registrant's Registration Statement on Form S-4 (No. 333-190348), as amended by pre-effective amendments numbered 1-3 (the "Form S-4"), was declared effective by the Securities and Exchange Commission on September 30, 2013. The share-for-share exchange creating a holding company structure, and the corresponding assumption by the Registrant of the Gas Company's Amended and Restated 2007 Stock Plan and the Dividend Reinvestment Plan, was completed on November 12, 2013. This Post-Effective Amendment No. 2 to Form S-4 is being filed by the registrant to convert the Form S-4 in part to a Form S-3 and to update the registration statement pursuant to Section 10(a)(3) of the Securities Act of 1933 to include the audited financial statements and the notes thereto for the fiscal year ended September 30, 2013. This Post-Effective Amendment No. 2 contains an updated prospectus relating to the offer and sale of the shares of Common Stock issuable pursuant to the Dividend Reinvestment Plan.

No additional securities are being registered under this Post-Effective Amendment No. 2. All filing fees payable in connection with the registration of the shares of Common Stock covered hereby were paid as described in the Form S-4.

CORNING NATURAL GAS HOLDING CORPORATION

129,004 Shares of Common Stock

DIVIDEND REINVESTMENT PLAN

This prospectus supplement covers shares of common stock, par value $.01 per share, of Corning Natural Gas Holding Corporation, a New York corporation, which may be offered and sold from time to time pursuant to the terms of our Amended and Restated Dividend Reinvestment Plan ("Dividend Reinvestment Plan" or "Plan"). We assumed the Dividend Reinvestment Plan formerly offered for its common stock by Corning Natural Gas Corporation (the "Gas Company") at the time of our share-for-share exchange creating a holding company structure, which occurred on November 12, 2013. The Gas Company is now our wholly-owned subsidiary.

Our principal executive offices are located at 330 West William Street, Corning, New York, 14830 and our telephone number is (607) 936-3755.

No person has been authorized to give any information or to make any representations, other than as contained in this prospectus and, if given or made, information or representations must not be relied upon as having been authorized by us. Purchases under the Dividend Reinvestment Plan are not available to any person to whom we may not legally make offers or sales of our common stock.

Shares of common stock may be purchased through the Plan by existing shareholders, who may:

* reinvest dividends on all or part of their shares of common stock held of record (minimum 10 shares); and

* purchase such shares at 95% of the average closing price of our common stock on the five trading days immediately preceding the dividend payment date.

Shares of common stock purchased under the Plan will, at our option, be:

* newly issued shares, or

* shares issued from shares held in our treasury, or

* a combination of newly issued and treasury shares.

Shares of our common stock are traded on the Nasdaq Stock Market's OTC Bulletin Board under the symbol "CNIG". The closing price for our common stock on January 8, 2014 was $17.50 per share.

We have registered 129,004 shares of our common stock for sale under the Plan. You should keep this prospectus for future reference.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS DESCRIBED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING CASH DIVIDENDS PURSUANT TO THE DIVIDEND REINVESTMENT PLAN.

The date of this prospectus is January 10, 2014

Prospectus Supplement

Table of Contents

ABOUT THIS PROSPECTUS supplement

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") relating to the offer and sale of shares of our common stock and supplements the prospectus, dated October 4, 2013, which forms a portion of the registration statement. This prospectus supplement together with certain provisions of the accompanying prospectus are together referred to as the "prospectus." The accompanying prospectus provides general information about our business, common stock and financial information which is incorporated herein by reference. This prospectus does not include all of the information in the registration statement and only provides you with a general description of our common stock offered and the Dividend Reinvestment Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan and the securities offered. The registration statement can be read at the SEC's web site or at the SEC offices listed under the heading "Where You Can Find More Information" below.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction wherethe offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, (i) all references in this prospectus to "we," "us," "our", references to the "Holding Company" or similar references mean Corning Natural Gas Holding Corporation and its consolidated subsidiaries; (ii) all references in this prospectus to "stock," "our stock" or "your stock" refer to our shares of common stock, par value $0.01 per share; and (iii) all references in this prospectus to the "Gas Company" or similar references mean Corning Natural Gas Corporation, our wholly-owned subsidiary.

Prior to the consummation of the share-for-share exchange which created our holding company structure, the Gas Company was the publicly-traded parent company and its shares of common stock, par value $5.00 per share, were issuable under the Dividend Reinvestment Plan. Shares previously held by shareholders of the Gas Company were converted automatically upon consummation of the share exchange into shares of our common stock on November 12, 2013. Only shares of our common stock will be issued under the Plan.

Page 1.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain statements that are forward-looking within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, the forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "may," "should," "could," "predict," "potential," "believe," "will likely result," "expect," "will continue," "anticipate," "seek," "estimate," "intend," "plan," "projection," "would" and "outlook," and other similar expressions or future or conditional verbs. You should not rely solely on the forward-looking statements and should consider all uncertainties and risks throughout this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various important factors, some of which are beyond our control. In addition, we cannot assess the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Any forward-looking statement speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Page 2.

RISK FACTORS

An investment in our common stock involves significant risk. You should consider carefully, in addition to the other information contained in this prospectus, the risk factors set forth in our filings with the SEC, including the accompanying prospectus, our annual report on Form 10-K, filed on December27, 2013, for the year ended September 30, 2013, our quarterly reports on Form 10-Q, and other periodic filings and in the proxy statement/prospectus with respect to our share-for-share exchange for our holding company formation forming a portion of our Registration Statement on Form S-4 (No. 333-190348), as well as the risks noted below, before making a decision to participate in the plan.

The existence of the Plan and the participation of our shareholders in reinvesting their dividends does not guarantee the payment of any future dividends. Our assumption of the Dividend Reinvestment Plan does not impose any obligation on our part to continue to pay dividends or on the rate of our dividends. Dividends are only paid when and if declared by our board of directors from cash legally available for such payments.

Our holding company structure may affect our continued ability to pay dividends. Our structure as a holding company means that our ability to pay cash dividends will depend on the future earnings, financial condition and the ability of the Gas Company to make distributions to us, as its parent. We have no separate operations and our joint venture companies require capital contributions and are unlikely to generate distributions to us in the foreseeable future. Under applicable regulatory requirements of the New York Public Service Commission, its debt documents, and applicable statutory limitations, the ability of the Gas Company to generate cash and to distribute funds to us to fund dividends may be restricted.

The purchase price for our shares under the Plan may be more than the trading price on or following the investment date. The purchase price for shares purchased for participants in the Plan is made with the dividends otherwise payable to them on the investment date, the business day following the dividend payment date. The price is 95% of the average closing price of our shares on the five days on which the stock traded on the Nasdaq Stock Market's OTC Bulletin Board immediately preceding the dividend payment date. The actual trading price of our common stock on any day may be less than the purchase price on and after the investment date.

Our common stock is thinly traded and reselling our common stock purchased though the Plan, or otherwise, may be difficult and costly. Our common stock is currently traded on the Nasdaq Stock Market's OTC Bulletin Board under the symbol "CNIG". Prices quoted in this market reflect inter-dealer prices without mark-up, mark-down or commission and may not represent actual trades. The monthly trading volume disclosed by the market is very light, meaning that the sale of a significant number of shares would take time for the market to absorb and may adversely affect the share price. Participants wishing to sell their common stock in the Plan must pay the brokerage fees and commissions as well as a sales fee.

We may terminate the Plan at any time. We may decide to terminate the Plan at any time. If we terminate the Plan, certificates for whole shares of our common stock held for each participant's account will be issued and we will issue checks for cash in lieu of fractional shares.

New risk factors emerge from time to time, and it is not possible for us to predict which risk factors, if any, will materialize. You should review the information contained in the reports and other information we file with the SEC from time to time for changes, trends and additional factors we identify which may have an impact on your decision to participate in the Plan or to continue to reinvest your cash dividends in our common stock.

Page 3.

DESCRIPTION OF THE PLAN

The following questions and answers constitute a summary description of the provisions of our Dividend Reinvestment Plan. The full text of the Plan is set forth as an exhibit to the registration statement of which this prospectus is a part and is incorporated by reference in this prospectus.

Purpose and Advantages

What is the purpose of the Plan?

The purpose of the Dividend Reinvestment Plan is to provide participants with a simple, convenient and economical method of investing cash dividends paid on shares of our common stock for the purchase of additional shares. The Plan allows participants to have all or a portion of cash dividends paid on their shares of common stock automatically reinvested in shares of our common stock.

What are the advantages of the Plan?

Participants may increase their holdings of shares of our common stock with the reinvestment of cash dividends received on previously owned shares of common stock registered in their names without incurring any service charges and without the payment of brokerage commissions in connection with purchases under the plan. In addition, participants will acquire shares under the plan at a 5% discount to the average closing price of our common stock for the five trading days preceding the dividend payment date. Regular account statements provide each participant in the plan with a record of each transaction. Participation in the plan is entirely voluntary. You may join or terminate your participation at any time prior to a particular dividend record date by making timely written notice to Registrar and Transfer Company, as the Plan Administrator, subject to your eligibility to participate and the payment of termination fees (see "Who is eligible to participate?""How many shares of common stock will be purchased for participants?" and "How do I withdraw from the plan?" below).

Plan Administration

Who administers the Plan for participants?

Registrar and Transfer Company, our transfer agent (the "Plan Administrator"), administers the plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the plan. Shares of common stock purchased under the Plan are registered in the name of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. A copy of the enrollment form ("Authorization Form") and this prospectus may also be found on the website of the Plan Administrator, www.rtco.com, under the tab for "Dividend Plans." We may replace the Plan Administrator at any time in our sole discretion.

Participation in the Plan

Who is eligible to participate?

All holders of record of at least ten shares of our common stock are eligible to participate in the Plan with respect to not less than 10% of any dividends payable on such shares. Beneficial owners of shares of common stock whose shares are registered in names other than their own may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the plan on their behalf. The right to participate in the Plan is not transferable to another person separately from a transfer of a participant's shares of our common stock. Shareholders who reside in jurisdictions in which it is unlawful for a shareholder to participate in the plan are not eligible to participate in the plan.

Page 4.

How do I participate?

To participate in the plan, a shareholder of record must complete an Authorization Form and return it to the Plan Administrator. Copies of the Authorization Form may be obtained at any time by written request to the Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

When may I join the Plan?

A shareholder of record owning at least ten shares of our common stock may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator no fewer than five business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of our common stock, reinvestment of dividends will begin with that dividend payment. At least 10% of each dividend payment must be reinvested to participate in the Plan. The existence of the Plan and the participation of our shareholders in reinvesting their dividends does not guarantee the payment of any future dividends.

What does the Authorization Form provide?

The Authorization Form directs us to pay to the Plan Administrator for the account of the participating shareholder of record the dividends paid on the shares credited to the participant's account under the Plan. It also appoints the Plan Administrator (or such other plan administrator as we may from time to time designate) as agent for the shareholder and directs the agent to apply all of the dividends for the purchase of additional shares of common stock in accordance with the terms and conditions of the Plan.

May a shareholder have dividends reinvested under the Plan with respect to fewer than all of the shares of common stock registered in that shareholder's name?

Yes, provided that a participant elects to reinvest cash dividends on at least ten shares of common stock and to reinvest not less than 10% of the dividends paid with respect to such shares.

No Optional Cash Payments

May I elect to make additional cash payments under the Plan to purchase additional shares of common stock?

No. The Plan does not permit optional additional cash purchases of our common stock.

Purchases

How will shares be purchased for participants?

Shares of our common stock needed to fund the Plan may be:

* issued directly by us from authorized but unissued shares,

* issued directly by us from our treasury shares, or

* through a combination of the above.

The dividends which would otherwise be payable to participants will be retained by us as consideration for the shares issued.

How many shares of common stock will be purchased for participants?

The number of shares purchased for each participant on any dividend payment date will depend on the amount of the participant's cash dividend and the purchase price of the shares of our common stock. Each participant's account will be credited with that number of shares (including fractional shares computed to four decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four decimal places).

Page 5.

The purchase price is determined by the Plan Administrator as the average of the closing price of our common stock on the five days on which the stock traded on the Nasdaq Stock Market's OTC Bulletin Board or such other market where the stock is traded immediately preceding the dividend payment date. This average price will be multiplied by 0.95. The Plan Administrator has no responsibility with respect to the market value of the shares of common stock acquired and held under the Plan for a participant's account. We will bear all costs of administering the Plan, except as described under "Are there any expenses to me in connection with the Plan?" below.

How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide a participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested. Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

Costs to Participants

Are there any expenses to me in connection with purchases under the Plan?

No. Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions, and we will pay all fees in connection with purchases of shares of our common stock under the Plan, except for the actual purchase price of the shares of common stock purchased on the investment date. There are no service charges to participants in connection with purchases of shares of common stock under the Plan. We pay all costs of administration of the Plan.

If a participant requests to withdraw from the Plan, the participant will be charged a $20 fee. A certificate will be issued for all whole shares and a check will be issued for any fraction of a share with the cash payment based on the closing price of our common stock on the trading day preceding the date on which the termination is processed by the Plan Administrator. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of the participant's withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of the shares, any required transfer tax, and applicable service charges, plus a $15 fee (see "What happens to a fraction of a share when I withdraw from the plan?" below).

Reports to Participants

How will I be advised of my purchases of shares of common stock under the Plan?

As soon as practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant's continuing record of the purchase price of the shares of our common stock acquired with the participant's reinvested dividends, and the number of shares acquired. The statements should be retained for tax purposes. Participants will also receive from time to time communications sent to all record holders of the shares of our common stock.

Dividends

Will I be credited with dividends on shares held in my account under the plan?

Yes. A participant's account will be credited with dividends paid on whole shares and fractional shares credited to the participant's account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of our common stock.

Stock Certificates

Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all stock certificates representing the shares of common stock purchased under the Plan in the names of the participants. Certificates for shares of our common stock purchased under the Plan will not be issued to participants, unless requested. The number of shares credited to an account under the Plan will be shown on the participant's account statement.

Page 6.

A participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares inthe account. When certificates are issued to a participant, future dividends on the shares will be reinvested in additional shares of common stock. Any undistributed shares will continue to be reflected in a participant's account. No certificates representing fractional shares will be issued.

A participant's rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge the shares of common stock owned by participant must request that certificates for the shares be issued in his or her name.

Accounts under the Plan are maintained in the names in which the certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

Sale of Shares from the Plan

How do I sell shares from the Plan?

A participant may request that any or all of the shares credited to his or her account be sold by the Plan Administrator. If a sale is requested, the sale will be made for the account of the participant by the Plan Administrator's broker within ten business days after receipt of the request at the prevailing market price at the time of the sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 "sell request" fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program.

Because the Plan Administrator will sell shares on behalf of the Plan, neither we nor any participant in the plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. Accordingly, if you send in a request to sell shares, it is possible that the market price of our common stock could go down or up before the broker sells your shares. In addition, you will not earn interest on funds from a sales transaction.

Withdrawal from the Plan

How do I withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator including payment of the $20.00 termination fee. Notice received after a particular dividend record date will be effective following the payment date of the dividend. (See "How do I participate?" above for the full name and address of the Plan Administrator). When a participant withdraws from the Plan, or upon termination of the Plan by us, certificates for whole shares credited to the participant's account under the Plan will be issued and a cash payment will be made for any fraction of a share.

Upon withdrawal from the plan, a participant may also request that all of the shares credited to his or her account be sold by the Plan Administrator. If a sale is requested, the sale will be made for the account of the participant by the Plan Administrator's broker within ten business days after receipt of the request at the prevailing market price at the time of the sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 "sell request" fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program.

Page 7.

What happens to a fraction of a share when I withdraw from the plan?

When a participant withdraws from the plan, a cash adjustment representing the value of any fraction of a share then credited to the participant's account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the trading day immediately preceding the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

Other Information

What happens when a participant's record ownership of shares of common stock is fewer than 10 shares as of a dividend record date?

If a participant disposes of shares of common stock registered in his or her name (including shares credited to his or her account under the Plan) so that the total number of shares held under the Plan for the participant is fewer than 10shares, the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant's account under the Plan, until the participant's record ownership of shares increases to at least 10 shares. All dividends will be paid in cash until the participant's stock ownership under the Plan increases to at least 10 shares. If, following a disposition of stock, a participant's record ownership of the shares of common stock contains fewer than 10 shares of common stock, then at our election, a certificate will be issued for the full shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

What happens if the Holding Company issues a stock dividend, declares a stock split or has a rights offering?

Any shares representing stock dividends or stock splits distributed by the Holding Company on shares credited to the account of a participant under the Plan will be added to a participant's account. Shares representing stock dividends or split shares distributed on shares registered in the name of a participant will be mailed directly to the participant in the same manner as to shareholders who are not participating in the Plan.

In the event we conduct a rights offering of any of its securities to holders of common stock, we will notify participants in the Plan in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole plan shares into certificates issued in the participants' own names prior to the record date for the offering if they wish to exercise their rights. If no instructions are received by the Plan Administrator prior to the record date, then the rights will terminate with respect to both the participant and the Plan Administrator.

How will my shares held under the Plan be voted at meetings of shareholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the shareholder with respect to his or her other owned shares of our common stock and may be voted by the holder pursuant to the proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating shareholder.

Where no instructions are received from a participant with respect to a participant's shares held under the plan, or otherwise, the shares will not be voted unless the participant votes the shares in person.

What are the income tax consequences of participation in the Plan?

In general, a participant in the plan has the same Federal and State income tax obligations with respect to dividends credited to his or her account under the Plan as holders of shares of our common stock who elect to receive cash dividends directly. A participant is treated for Federal income tax purposes as having received, on the dividend payment date, a dividend in an amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but was applied to the purchase of additional shares for his or her account. Those amounts will be included on an annual information returns filed with the Internal Revenue Service, a copy of which will be sent to the participant.

Page 8.

The cost basis of each share of common stock credited to a participant's account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the shares of our common stock on the dividend payment date, and the holding period for the shares begins on the day following the dividend payment date.

The issuance to and receipt by a participant of certificates representing whole shares previously credited to his or her account under the plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or loss when shares are sold on behalf of the participant upon withdrawal from the Plan or when the participant sells shares after the participant's withdrawal of certificates from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

What are the responsibilities of the Holding Company under the Plan?

Neither we nor the Plan Administrator will be liable for any act done in good faith or for the good faith omission to act in administering the Plan, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death or judicially declared incompetency, or with respect to, the prices at which shares are purchased for the participant's account, the times when the purchases are made, any loss or fluctuation in the market value after purchase of shares, or the prices at which any sales of shares of common stock made under the Plan on behalf of the participant. Neither we nor the Plan Administrator have any liability with respect to consequential damages.

We will interpret the Plan and may establish regulations regarding interpretation of the Plan; all interpretations and determinations made by us will be conclusive. The terms and conditions of the Plan, the Authorization Form, the Plan's operation, and a participant's account will be governed by the laws of the State of New York and the rules and regulations of the SEC. The terms of the Plan and the terms of the Authorization Form cannot be changed by oral agreement.

Who bears the risk of market price fluctuations in the shares of our common stock?

A participant's investment in shares acquired under the Plan is no different from direct investment in shares of our common stock. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all shares held in the Plan or otherwise owned of record or beneficially. Neither we nor the Plan Administrator make any representations with respect to the future value of the shares of our common stock purchased and held under the Plan. We cannot, and the Plan Administrator and related parties do not, assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of our common stock purchased, held or sold under the Plan.

May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by the board of directors of the Holding Company without the approval of the participants. We will give thirty calendar days' notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants' rights under the Plan to all participants, who at all times have the right to withdraw from the Plan.

We, or the Plan Administrator, may terminate a shareholder's individual participation in the Plan at any time by written notice to the shareholder. In such event, the Plan Administrator will request instructions from a participant for disposition of the shares in the account. If the Plan Administrator does not receive timely instructions from a participant, the Plan Administrator will send the participant a certificate for the number of full shares held for the participant under the Plan and a check for any fractional shares.

Page 9.

INDEMNIFICATION

New York Business Corporation Law (the "NYBCL") permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

NYBCL permits a present or former director or officer of a corporation to be indemnified against certain expenses if the person has been successful, on the merit or otherwise, in defense of any proceeding brought against such person by virtue of the fact that the person is or was an officer or director of the corporation. In addition, NYBCL permits the advancement of expenses relating to the defense of any proceeding to directors and officers contingent upon the person's commitment to repay advances for expenses in the case he or she is ultimately found not to be entitled to be indemnified.

NYBCL provides that the indemnification provisions contained in NYBCL are not exclusive of any other right that a person seeking indemnification may have or later acquire under any provision of a corporation's by-laws, by any agreement, by any vote of shareholders or disinterested directors or otherwise. NYBCL also provides that a corporation may maintain insurance, at its expense, to protect its directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of NYBCL provided the contract of insurance covering the directors and officers provides, in a manner acceptable to the New York superintendent of insurance, for a retention amount and for co-insurance.

Our certificate of incorporation and by-laws provide that, to the fullest extent permitted by NYBCL, we will indemnify our present and future directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding (other than an action commenced on our own behalf) by virtue of the fact that they are or were one of our officers or directors.

In addition, our certificate of incorporation provides that No director of the Corporation shall be held personally liable to the Corporation or its shareholders for damages for any breach of duty in such director's capacity as a director unless a judgment or other final adjudication adverse to such director establishes that (a) such director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or (b) such director personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (c) such director's acts violated Section 719 of the NYBCL. For purposes of the prior sentence, the term "damages" shall, to the extent permitted by law, include, without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).

Our by-laws also provide that we may purchase and maintain insurance to indemnify us for any obligation we incur as a result of the indemnification of directors and officers, or to indemnify directors and officers, pursuant to our by-laws and in accordance with NYBCL.

In addition to the provisions of our certificate of incorporation and by-laws providing for indemnification of directors and officers, the Gas Company has entered into an employment agreement with Michael I. German, our president and chief executive officer, which requires us to indemnify Mr. German against all expenses actually and reasonably incurred by him as a result of his being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that he is or was one of our officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to our directors and officers, we have been advised that, although the validity and scope of the governing statute have not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

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USE OF PROCEEDS

We will use the net proceeds from the sale of shares of common stock issued under the Plan for general corporate purposes, which may include paying the administrative costs of the Plan. Pending such use, the net proceeds may be temporarily invested. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

DESCRIPTION OF COMMON STOCK

A summary of some of the important terms of our common stock is set forth in the accompanying prospectus under the heading "Description of Holding Company Capital Stock" beginning at page 66.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our SEC filings are available to the public at the SEC's web site at http:\\www.sec.gov. Our filings are also available on our website at www.corninggas.com.

The following documents are incorporated by reference in this prospectus:

1. Our Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the SEC on December 27, 2013;

2. The description of our common stock contained in the accompanying prospectus forming a portion of our Registration Statement on Form S-4 (File No. 333-190348), as amended, initially filed with the SEC on August 1, 2013; and

3. All reports and documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates all securities offered have been sold or that deregisters all securities then remaining unsold.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to termination of the offering will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of the documents. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus has been delivered, on written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated into this prospectus and deemed to be part hereof, other than exhibits to the documents unless the exhibits are specifically incorporated by reference in the documents. These documents are available upon request by contacting Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Plan Department or by calling (800) 368-5948

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered by this prospectus will be passed upon for us by Nixon Peabody LLP.

Page 11.

EXPERTS

The consolidated balance sheet of Corning Natural Gas Corporation as of September 30, 2012, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for the year then ended incorporated by reference in this prospectus have been audited by EFP Rotenberg, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated by reference in reliance upon such reports and upon the authority of said firm as experts in auditing and accounting. The consolidated balance sheet of Corning Natural Gas Corporation and its subsidiary as of September 30, 2013 and the related consolidated statements of income and comprehensive income (loss), stockholders' equity and cash flows for the fiscal year then ended have been audited by Freed Maxick CPAs, P.C., an independent registered public accounting firm, to the extent and for the periods set forth in its report incorporated herein by reference, and are incorporated by reference in reliance upon such reports and upon the authority of said firm as experts in auditing and accounting.

Page 12.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the sale of the shares of our common stock pursuant to the Dividend Reinvestment Plan registered hereunder:

SEC registration fee______________$ 281.54*

Legal and accounting fees_________$ 5,000.00**

_____________________________$ 5,281.54

* Previously paid with the Registration Statement on Form S-4 (No. 333-190348)

** Estimate

Item 15. Indemnification of Officers and Directors.

Our certificate of incorporation and by-laws provide that we will indemnify our directors, officers and certain other parties to the fullest extent permitted from time to time by the New York Business Corporation Law ("NYBCL"). NYBCL permits a corporation to indemnify its current and former directors and officers against expenses, judgments, fines and amounts paid in connection with a legal proceeding. To be indemnified, the person must have acted in good faith and in a manner the person reasonably believed to be in, and not opposed to, the best interests of the corporation. With respect to any criminal action or proceeding, the person must not have had reasonable cause to believe the conduct was unlawful.

Item 16. Exhibits.

The exhibits filed as part of this Registration Statement are listed on the Form S-4 and below:
Exhibit No.	Description	Location
4.1	Amended and Restated Dividend Reinvestment Plan, as assumed by Corning Natural Gas Holding Corporation as of November 12, 2013	Filed herewith
4.2	Dividend Reinvestment Plan Authorization Form	Filed herewith
5.1	Opinion of Nixon Peabody LLP	Filed herewith
23.1	Consent of Freed Maxick CPAs, P.C.	Filed herewith
23.2	Consent of EFP Rotenberg, LLP	Filed herewith
23.3	Consent of Nixon Peabody LLP	Contained in its opinion filed as Exhibit5.1
24.1	Powers of Attorney	Contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corning, State of New York, on January 10, 2014.
Corning Natural Gas Holding Corporation

By: /S/ Michael I. German
Michael I. German, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ Michael I. German Michael I. German	President and Chief Executive Officer (Principal Executive Officer)	January 10, 2014

/s/ Firouzeh Sarhangi Firouzeh Sarhangi	Chief Financial Officer (Principal Financial and Accounting Officer)	January 10, 2014

Henry B. Cook, Jr.	Director	January 10, 2014
Ted W. Gibson	Director
Joseph P. Mirabito	Director
William Mirabito	Director
George J. Welch	Director
John B. Williamson III	Director

By: /S/ Michael I. German
Michael I. German
Attorney-in-fact

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EXHIBIT INDEX

Exhibit No.	Description	Location
4.1	Amended and Restated Dividend Reinvestment Plan, as assumed by Corning Natural Gas Holding Corporation as of November 12, 2013	Filed herewith
4.2	Dividend Reinvestment Plan Authorization Form	Filed herewith
5.1	Opinion of Nixon Peabody LLP	Filed herewith
23.1	Consent of Freed Maxick CPAs, P.C.	Filed herewith
23.2	Consent of EFP Rotenberg, LLP	Filed herewith
23.3	Consent of Nixon Peabody LLP	Contained in its opinion filed as Exhibit 5.1
24.1	Powers of Attorney	Contained on signature page of Registration Statement on Form S-4 (No. 333-190348) filed by Corning Natural Gas Holding Corporation on August 1, 2013

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